Exhibit 5.1

 , 2025

SES S.A.

Château de Betzdorf

L-6815 Betzdorf

Grand Duchy of Luxembourg

Re:	SES S.A.

Registration Statement on Form F-4 (File No. 333-[●])

Ladies and Gentlemen:

We have acted as counsel to SES S.A., a société anonyme, organized under the laws of the Grand Duchy of Luxembourg (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-4, file no 333-[●], as amended and supplemented through the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Share Purchase Agreement, dated as of April 30, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Share Purchase Agreement”), by and between the Company and Intelsat S.A., a société anonyme, existing under the laws of the Grand Duchy of Luxembourg (“Intelsat”). This opinion is being rendered in connection with the registration under the Registration Statement of up to 70,932,665 contingent value rights (the “CVRs”) to be issued by the Company, as part of the consideration for the acquisition of Intelsat, as contemplated by the Share Purchase Agreement. In connection with the issuance of the CVRs, the Company will enter into a Contingent Value Rights Agreement with Equiniti Trust Company, LLC, as rights agent (the “CVR Agreement”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of:

(1)	the Share Purchase Agreement, attached to the Registration Statement as Annex A and filed as Exhibit 2.1 to the Registration Statement;

(2)	the Form of the CVR Agreement; attached to the Registration Statement as Annex B and filed as Exhibit 10.1 to the Registration Statement;

(3)	the Registration Statement;

(4)

and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.

In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original

Gibson, Dunn & Crutcher LLP

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[●], 2025

documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, (i) that each of the parties thereto is a validly existing corporation or limited liability company or other entity in good standing under the laws of its state of formation, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the documents to which it is a party; (ii) that the execution and delivery of such documents by each such party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, rule, regulation, order, judgment or decree applicable to each such party; and that such documents have been duly executed and delivered by each such party; (iii) that the execution and delivery of such documents by each such party and the performance of its obligations thereunder do not constitute and will not constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which such party or its property is subject; and (iv) that such documents have been duly executed and delivered by each such party, as applicable, and that each such document is a legal, valid and binding obligation of each such party thereto, enforceable against each such party in accordance with its terms. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act and the CVRs are issued and delivered in accordance with the terms of the Share Purchase Agreement and the CVR Agreement, and as contemplated by the Registration Statement, the CVR Agreements and the CVRs will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law, as amended (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This opinion is limited to the effect of the current state of the DGCL and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinion above is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

[●], 2025

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws; (ii) any waiver (whether or not stated as such) under the CVR Agreement or the CVRs of, or any consent thereunder related to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) under the CVR Agreement or the CVRs of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any provision in any Document waiving the right to object to venue in any court; (vi) any agreement to submit to the jurisdiction of any Federal court; (vii) any waiver of the right to jury trial; or (viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

D. Prior to the issuance of the CVRs by the Company, (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Securities Act, and (ii) all other necessary action will have been taken under the applicable laws of Luxembourg to authorize and permit the execution of the CVR Agreement and the issuance of the CVRs, and any and all consents, approvals and authorizations from applicable governmental and regulatory authorities required to authorize and permit the issuance will have been obtained.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,